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                                                                 EXHIBIT 5.1




(713) 758-3681                                                 (713) 615-5513
                               October 22, 1997


Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana  70508

Ladies and Gentlemen:

         We have acted as counsel to Stone Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's 8 3/4% Senior Subordinated Notes due 2007 that have been registered under the Securities Act of 1933 (the "Notes").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Restated Bylaws of the Company, (ii) the Indenture dated as of September 19, 1997 (the "Indenture") by and among the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee") and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus.

         Based on the foregoing, we are of the opinion that when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, such Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

         The foregoing opinion is limited in all respects to the laws of the State of New York and federal laws.
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Stone Energy Corporation
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October 21, 1997




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.